Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2026 and, if not defined in the Form 8-K, capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the definitive proxy statement/prospectus filed by CCXI with the Securities and Exchange Commission on October 13, 2026, prior to the consummation of the business combination (the “Proxy Statement/Prospectus”).

Introduction

On June 24, 2026, CCXI entered into the Merger Agreement with Merger Sub and Agility.

CCXI is a blank check company formed in order to effect a merger, amalgamation, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. CCXI was incorporated under the laws of the Cayman Islands on June 4, 2025.

On December 18, 2025, CCXI consummated its initial public offering of 41,400,000 CCXI public units, including 5,400,000 CCXI public units pursuant to the underwriters’ full exercise of the over-allotment option. The CCXI public units were sold at an offering price of $10.00 per unit, generating gross proceeds to CCXI of $414,000,000. Simultaneously with the consummation of the CCXI IPO and the exercise of the underwriters’ over-allotment option, CCXI consummated the private placement of 500,000 CCXI private placement units to the Sponsor at a price of $10.00 per unit, generating total proceeds of $5,000,000. Transaction costs amounted to $19,618,232, consisting of $3,000,000 of underwriting fees, $15,990,000 of deferred underwriting fees (of which $1,500,000 has been paid and $14,490,000 remains deferred) and $628,232 of other offering costs.

Agility Robotics, Inc. was organized in 2015 under the laws of the State of Delaware as a spinoff of Oregon State University, to commercialize research from the Dynamic Robotics Laboratory on bipedal locomotion. Since inception, Agility has developed several versions of a bipedal robot, referred to as Digit. Historically, Digit has been sold as a unit, deployed under robot deployment arrangements, and used for short-term customer acceleration program engagements (historically referred to as proof-of-concept or POC), with strategic partners and prospective long-term customers. These efforts are still largely considered to be research and development, and Agility is currently considered to be a development stage company. Agility is headquartered in Salem, Oregon, previously in Tangent, Oregon, with offices located in Pittsburgh, Pennsylvania, San Jose, California and Fremont, California.

On November 2, 2026, CCXI held an extraordinary general meeting in lieu of an annual meeting of shareholders of CCXI (the “Extraordinary General Meeting”) where the shareholders of CCXI considered and approved, among other matters, the proposal described in the Proxy Statement/Prospectus to approve the entry into the Merger Agreement and consummate the Transactions contemplated thereby. The Business Combination was completed on November 4, 2026 (the “Closing Date”). The following unaudited pro forma condensed combined financial information is being provided to aid in the analysis of the financial aspects of the business combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CCXI and Agility, adjusted to give effect to the business combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements give effect to the business combination and other events contemplated by the Merger Agreement as described in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical unaudited condensed balance sheet of Agility with the historical unaudited condensed balance sheet of CCXI on a pro forma basis as if the business combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 combines the historical unaudited condensed statement of operations of Agility for the six months ended June 30, 2026 and the historical unaudited condensed statement of operations of CCXI for the six months ended June 30, 2026. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, combines the historical audited statement of operations of Agility for the year ended December 31, 2025, with the historical audited statement of operations of CCXI for the period from June 4, 2025 (inception) through December 31, 2025. Although CCXI was incorporated as a Cayman Islands exempted company on June 4, 2025, for purposes of unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2026 and the year ended December 31, 2025, the business combination and other events contemplated by the Merger Agreement have been given effect as if they had been consummated as of January 1, 2025.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Post-Closing Company’s condensed financial position or results of operations actually would have been had the business combination been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Post-Closing Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the proxy statement/prospectus or incorporated by reference into this Current Report on Form 8-K:

●	audited historical financial statements of CCXI for the period from June 4, 2025 (inception) through December 31, 2025;

●	unaudited historical condensed financial statements of CCXI as of and for the six months ended June 30, 2026;

●	audited historical financial statements of Agility for the year ended December 31, 2025;

●	unaudited historical condensed financial statements of Agility as of and for the six months ended June 30, 2026; and

●	other information relating to CCXI and Agility included in the proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof and the financial and operational condition of CCXI and Agility.

Description of the Business Combination

Pursuant to the Merger Agreement and the related agreements, and upon the terms and subject to the conditions set forth therein, CCXI acquired Agility and Agility became a publicly traded company through the business combination. The business combination consists of (a) the transfer of the registration of CCXI by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”), and (b) following the Domestication, the merger of Merger Sub with and into Agility, with Agility as the surviving entity and as a wholly owned subsidiary of CCXI. Subject to the terms and conditions of the Merger Agreement, the value of the aggregate consideration paid to Agility stockholders, holders of Agility options and Agility convertible securities was $2,500,000,000. At the Effective Time, each share of Agility common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was automatically cancelled and converted into the right to receive a number of shares of Post-Closing Company common stock equal to the Exchange Ratio. The Exchange Ratio is based on the per share Equity Value (calculated in accordance with the Merger Agreement). Subject to the assumptions described herein, as of the date of this current report on the Form 8-K, 9.202 shares of Post-Closing Company common stock were issued for each issued and outstanding share of Agility common stock (after giving effect to the Conversions and including shares subject to any Agility restricted stock award).

Following the business combination and related events and based on the Exchange Ratio of 9.202, the following was outstanding (excluding issuance of shares related to the PIPE Subscription Agreements and the CCXI Convertible Notes):

●	191,792,080 shares of Post-Closing Company common stock issued to Agility’s stockholders;

●	Post-Closing Company options related to the assumption of Agility stock options and RSUs, which are exercisable for an estimated 61,014,692 shares of Post-Closing Company common stock;

●	500,000 shares of Post-Closing Company common stock in exchange for CCXI private placement shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

●	13,800,000 shares of Post-Closing Company common stock in exchange for CCXI Founder Shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

●	15,948,196 CCXI public shares of the Post-Closing Company common stock held by CCXI public shareholders.

The business combination occurred based on the following transactions as contemplated by the Merger Agreement:

●	the Domestication and related automatic conversion of each CCXI Class A Ordinary Share issued and outstanding immediately prior to the Domestication into one share of CCXI common stock;

●	the Merger of Merger Sub with and into Agility, with Agility continuing as the surviving entity and as a wholly owned subsidiary of CCXI;

●	each share of Agility common stock, including shares of Agility common stock issued upon the pre-Closing conversions of Agility preferred stock, Agility SAFEs and all equity securities issued or issuable in connection with a Permitted Bridge Financing (to the extent not already constituting Agility SAFEs), were automatically surrendered and ceased to exist, and were exchanged for the right to receive, in the aggregate, the Merger Consideration; and

●	the assumption of each outstanding and unexercised Agility option (whether or not vested) was assumed by the Post-Closing Company and became an option to purchase shares of Post-Closing Company common stock, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Agility option immediately prior to the Effective Time (each an “Exchanged Option”), except that (1) the number of shares of Post-Closing Company common stock subject to such Exchanged Option equals (a) the number of shares of Agility common stock that were subject to such option immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share, and (2) the per share exercise price equals the quotient of (a) the exercise price per share of Agility common stock at which such option was exercisable immediately prior to the Effective Time, divided by (b) the Exchange Ratio, rounded up to the nearest whole cent.

Available Closing SPAC Cash shall not be less than $200.0 million, which is calculated as follows:

●	all amounts in the trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid CCXI public shareholder redemptions of CCXI public shares and any permitted withdrawals (as defined in the CCXI current articles of association), but before payment of any CCXI or Agility transaction expenses and repayment of any Sponsor loans, if any), plus

●	the net proceeds of any incremental financing raised by CCXI or Agility in connection with the Transactions, including the PIPE Investment in accordance with the terms and conditions of the PIPE Subscription Agreements.

Other agreements that are entered into in connection with the business combination are summarized below:

●	Subscription Agreements — In connection with the execution of the Merger Agreement, CCXI entered into the PIPE Subscription Agreements with PIPE Investors. Pursuant to the terms of the PIPE Subscription Agreements, CCXI issued and sold to the PIPE Investors 20,102,500 shares of CCXI common stock at a purchase price of $10.00 per share for an aggregate purchase price of $201,025,000.

●	Agility SAFEs — In July 2026, Agility authorized up to $100 million of additional financing through the issuance and sale of simple agreements for future equity, which Agility converted into approximately 1,408,450 shares of Agility common stock. Agility raised $100 million through the issuance and sale of such Agility SAFEs.

●	CCXI Convertible Notes — In July and August 2026, CCXI issued unsecured promissory notes in the aggregate principal amount of $2,250,000 to the Sponsor, for CCXI’s working capital needs. CCXI Convertible Notes do not bear interest and matures upon the earlier of the closing of an initial business combination by the Company and the Company’s liquidation. Amounts outstanding under the CCXI Convertible Notes are settled, at the option of the Sponsor, into Conversion Units, at a conversion price of $10.00 per unit. The CCXI Convertible Notes were settled for 225,000 shares of Post-Closing Company common stock. Upon settlement, the Sponsor was also issued 22,500 Post-Closing Company warrants.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Post-Closing Company upon consummation of the business combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the business combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Post-Closing Company following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. CCXI and Agility have not had any historical relationship prior to the discussion of the Merger. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein reflects the redemption of 25,451,804 outstanding shares of CCXI Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account (including interest earned on the funds held in the trust account, net of taxes).

The unaudited pro forma condensed combined financial information has been prepared using the known redemptions of CCXI public shares held by CCXI public shareholders for cash in an amount equal to their pro rata portion of the funds held in the trust account net of permitted withdrawals, calculated as of two business days prior to the Closing Date.

The following summarizes the unaudited pro forma shares of Post-Closing Company common stock issued and outstanding immediately after the business combination, excluding the dilutive effect of the potential issuance of any shares of Post-Closing Company common stock upon exercise of outstanding Agility options assumed by the Post-Closing Company, and the potential issuance of shares of Post-Closing Company common stock initially reserved for issuance under the Incentive Plan and the ESPP. The information in the below table has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table.

	Shares	% Ownership
Agility stockholders(1)	191,792,080	79.1%
Sponsor(2)	14,525,000	6.0%
CCXI public shareholders	15,948,196	6.6%
PIPE Investors(3)	20,102,500	8.3%
Total	242,367,776	100.0%

(1)	Consists of 46,091,293 shares of Post-Closing Company common stock issuable in respect of shares of Agility common stock, and 145,700,787 shares of Post-Closing Company common stock issuable in respect of Agility preferred stock. Both are based on the Exchange Ratio of 9.202.
(2)	Includes 500,000 CCXI private placement shares held by the Sponsor, 13,800,000 CCXI Founder Shares held by the Sponsor and 225,000 shares issued upon settlement of the CCXI Convertible Notes.
(3)	Pursuant to the terms of the PIPE Subscription Agreements, as described above, CCXI issued and sold to the PIPE Investors 20,102,500 Subscribed Shares at a purchase price of $10.00 per share for an aggregate purchase price of $201.0 million.

Accounting Treatment for the Transactions

The business combination was accounted for as a reverse recapitalization in accordance with GAAP because Agility was determined to be the accounting acquirer. Under this method of accounting, CCXI, which is the legal acquirer, was treated as the accounting acquiree for financial reporting purposes and Agility, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Agility became the historical financial statements of the Post-Closing Company, and CCXI’s assets, liabilities and results of operations were consolidated with Agility’s beginning on the acquisition date. For accounting purposes, the financial statements of the Post-Closing Company represent a continuation of the financial statements of Agility with the business combination being treated as the equivalent of Agility issuing stock for the net assets of CCXI, accompanied by a recapitalization. The net assets of CCXI were stated at historical costs, which are expected to approximate fair value, and no goodwill or other intangible assets were recorded. Operations prior to the business combination will be presented as those of Agility in future reports of the Post-Closing Company.

Agility was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Agility stockholders comprise a relative majority of approximately 79.1% of the voting power of the Post-Closing Company;

●	Agility has the ability to nominate a majority of the members of the board of directors of the Post-Closing Company;

●	Agility’s operations prior to the business combination comprise the only ongoing operations of Post-Closing Company;

●	Agility’s senior management comprises the senior management of the Post-Closing Company;

●	The ongoing operations of Agility became the operations of the Post-Closing Company; and

●	Agility’s headquarters became the Post-Closing Company’s headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of CCXI following the completion of the Merger. The unaudited pro forma adjustments represent CCXI management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026
(Dollars in Thousands)

	CCXI (Historical)	Agility (Historical)	Combined Historical	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,252	$14,652	$15,904	$431,319	A	$447,223
Accounts receivable	—	306	306	—		306
Accounts receivable – related parties	—	109	109	—		109
Inventories	—	11,365	11,365	—		11,365
Prepaid insurance	308	—	308	(308)	B	—
Prepaid expenses	54	4,118	4,172	(1,486)	C	2,686
Other current assets	—	2,995	2,995	—		2,995
Total current assets	1,614	33,545	35,159	429,525		464,684
Property and equipment, net	—	25,180	25,180	—		25,180
Other assets:
Operating lease right-of-use assets, net	—	16,727	16,727	—		16,727
Prepaid insurance – long-term	143	—	143	(143)	D	—
Marketable securities and cash held in Trust Accounts	420,880	—	420,880	(420,880)	E	—
Restricted cash, long-term	—	7,100	7,100	—		7,100
Other non-current assets	—	194	194	143	D	337
Total assets	$422,637	$82,746	$505,383	$8,645		$514,028

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$4,944	$4,944	$—		$4,944
Accrued expenses	520	10,054	10,574	4,547	F	15,121
Accrued offering costs	75	—	75	—		75
Subscription agreement liability	137,772	—	137,772	(137,772)	G	—
Deferred underwriting fee payable, current	1,500	—	1,500	(1,500)	H	—
Deferred revenue	—	545	545	—		545
Operating lease obligations, current	—	588	588	—		588
Total current liabilities	139,867	16,131	155,998	(134,725)		21,273
Operating lease liabilities, non-current	—	16,849	16,849	—		16,849
Deferred underwriting fee payable	14,490	—	14,490	(14,490)	I	—
Total liabilities	154,357	32,980	187,337	(149,215)		38,122

TEMPORARY EQUITY
Contingently redeemable preferred stock	—	400,776	400,776	(400,776)	J	—
Class A Ordinary Shares subject to possible redemption	420,880	—	420,880	(420,880)	K	—
Total temporary equity	420,880	400,776	821,656	(821,656)		—

SHAREHOLDERS’ DEFICIT
Class A Ordinary Shares	—	—	—	—		—
Class B Ordinary Shares	1	—	1	(1)	L	—
Common stock	—	—	—	24	M	24
Additional paid-in capital	—	323,956	323,956	832,586	N	1,156,542
Accumulated deficit	(152,601)	(674,966)	(827,567)	146,907	O	(680,660)
Total shareholders’ equity (deficit)	(152,600)	(351,010)	(503,610)	979,516		475,906
Total liabilities, temporary equity and shareholders’ deficit	$422,637	$82,746	$505,383	$8,645		$514,028

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2026

(Dollars in Thousands except per share amounts)

	CCXI (Historical)	Agility (Historical)	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Net sales – trade	$—	$54	$54	$—		$54
Net sales – related parties	—	121	121	—		121
Net sales	—	175	175	—		175
Cost of goods sold	—	3,889	3,889	—		3,889
Gross loss	—	(3,714)	(3,714)	—		(3,714)
OPERATING EXPENSES:
Selling, general and administrative	1,067	158,212	159,279	5,694	AA	164,973
Research and development	—	200,753	200,753	—		200,753
Subscription agreement expense	39,073	—	39,073	—		39,073
Total operating expenses	40,140	358,965	399,105	5,694		404,799
OPERATING LOSS	(40,140)	(362,679)	(402,819)	(5,694)		(408,513)
OTHER INCOME (EXPENSE):
Change in fair value of Subscription Agreement liability	(98,699)	—	(98,699)	98,699	BB	—
Interest income	7,330	974	8,304	(7,330)	CC	974
Other, net	—	(188)	(188)	—		(188)
INCOME (LOSS) BEFORE INCOME TAXES	(131,509)	(361,893)	(493,402)	85,675		(407,727)
Income tax expense (benefit)	—	—	—	—		—
NET INCOME (LOSS)	$(131,509)	$(361,893)	$(493,402)	$85,675		$(407,727)

SHARES USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO THE POST-CLOSING COMPANY SHAREHOLDERS – BASIC AND DILUTED						241,993,797
NET LOSS PER SHARE, CLASS A ORDINARY SHARES – BASIC						$(1.68)
WEIGHTED AVERAGE SHARES OUTSTANDING, CLASS A ORDINARY SHARES – BASIC AND DILUTED	41,900,000
NET LOSS PER SHARE, CLASS A ORDINARY SHARES – BASIC AND DILUTED	$(2.36)
WEIGHTED AVERAGE SHARES OUTSTANDING, CLASS B ORDINARY SHARES – BASIC AND DILUTED	13,800,000
NET LOSS PER SHARE, CLASS B ORDINARY SHARES – BASIC AND DILUTED	$(2.36)
WEIGHTED AVERAGE SHARES OUTSTANDING, COMMON STOCK – BASIC & DILUTED		3,527,763
NET LOSS PER SHARE, COMMON STOCK – BASIC & DILUTED		$(102.58)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2025
(Dollars in Thousands except per share amounts)

	CCXI (Historical)	Agility (Historical)	Combined Historical	Transaction Accounting Adjustments		Pro Forma Combined
Net sales – trade	$—	$650	$650	$—		$650
Net sales – related parties	—	1,132	1,132	—		1,132
Net sales	—	1,782	1,782	—		1,782
Cost of goods sold	—	4,473	4,473	—		4,473
Gross loss	—	(2,691)	(2,691)	—		(2,691)
OPERATING EXPENSES:
Selling, general and administrative	168	45,841	46,009	5,694	AAA	51,703
Research and development	—	91,644	91,644	—		91,644
Total operating expenses	168	137,485	137,653	5,694		143,347
OPERATING LOSS	(168)	(140,176)	(140,334)	(5,694)		(146,038)
OTHER INCOME (EXPENSE):
Interest income	550	1,953	2,503	(550)	BBB	1,953
Interest expense	—	—	—	—		—
Other, net	—	136	136	—		136
INCOME (LOSS) BEFORE INCOME TAXES	382	(138,087)	(137,705)	(6,244)		(143,949)
Income tax expense (benefit)	—	—	—	—		—
NET INCOME (LOSS)	$382	$(138,087)	$(137,705)	$(6,244)		$(143,949)

SHARES USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO THE POST-CLOSING COMPANY SHAREHOLDERS – BASIC AND DILUTED						240,468,261
NET LOSS PER SHARE, CLASS A ORDINARY SHARES – BASIC						$(0.60)
WEIGHTED AVERAGE SHARES OUTSTANDING, CLASS A ORDINARY SHARES – BASIC & DILUTED	2,593,810
NET INCOME PER SHARE, CLASS A ORDINARY SHARES – BASIC	$0.03
NET INCOME PER SHARE, CLASS A ORDINARY SHARES – DILUTED	$0.02
WEIGHTED AVERAGE SHARES OUTSTANDING, CLASS B ORDINARY SHARES – BASIC	12,111,429
NET INCOME PER SHARE, CLASS B ORDINARY SHARES – BASIC	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING, CLASS B ORDINARY SHARES – DILUTED	12,780,000
NET INCOME PER SHARE, CLASS B ORDINARY SHARES – DILUTED	$0.02
WEIGHTED AVERAGE SHARES OUTSTANDING, COMMON STOCK – BASIC & DILUTED		3,427,670
NET LOSS PER SHARE, COMMON STOCK – BASIC & DILUTED		$(40.29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The business combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CCXI, who is the legal acquirer, was treated as the accounting acquiree for financial reporting purposes and Agility, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of CCXI and Agility is presented in accordance with U.S. GAAP. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the business combination.

The pro forma adjustments reflecting the completion of the business combination and related transactions are based on currently available information and assumptions and methodologies that CCXI believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. CCXI believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Closing Company. They should be read in conjunction with the historical financial statements and notes thereto of CCXI and Agility.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

(A)	Represents pro forma adjustments to cash and cash equivalents to reflect the following (in thousands):

Reflects the reclassification of Marketable securities and cash held in trust account to Cash and cash equivalents that becomes available for general use by the Post-Closing Company following the Closing. On the Closing date, the actual balance of cash in the trust account, including accumulated interest earned during the period prior to transfer, was $425.9 million.	$159,048
Reflects the gross proceeds received from the issuance of CCXI unsecured convertible promissory notes.	2,250
Reflects the gross proceeds received from the PIPE pursuant to PIPE Subscription Agreements of $201 million from the issuance and sale of 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share, and subsequently, the conversion of CCXI Class A Ordinary Shares into shares of the Post-Closing Company common stock upon the Closing.	201,025
Reflects the gross proceed received from the issuance of Agility SAFEs.	100,000
Reflects the payment of expected transaction costs for financial advisory, legal, accounting, and other fees related to the business combination(1) and the settlement of deferred underwriting fees upon Closing.(2)	(31,004)
Total	$431,319

(1)	Approximately $31.7 million are directly attributable to the issuance of equity and are reflected as a reduction of additional paid-in capital. The remaining $6.6 million are not directly attributable to the equity issuance and are reflected as an expense. Transaction costs that have not yet been incurred are reflected as a pro forma adjustment to the balance sheet. The expense portion is presented as a nonrecurring charge and is not expected to have a continuing impact on the combined Company’s results of operations.

(2)	$1.5 million of the underwriting fee payable in connection with the CCXI IPO was deferred and conditioned upon the announcement by CCXI that it has entered into a definitive business combination agreement, which amount was paid to Citi, the underwriter in the CCXI IPO, on July 7, 2026. An additional approximately $14.5 million of the Deferred Underwriting Fee was deferred and conditioned upon completion of an initial business combination, which such fee is not impacted by the size of any such transaction or the level of redemptions associated therewith. Prior to the Closing, Citi waived any claim to the Deferred Underwriting Fee payable to it pursuant to the Underwriting Agreement, subject to its receipt of the $7.0 million Capital Markets Advisory Fee payable upon the Closing. CCXI and Citi have entered into an engagement letter under which Citi will provide capital markets advisory services to CCXI in connection with the business combination, and the Capital Markets Advisory Fee will be payable upon the Closing and Citi shall be eligible for an additional incentive fee of up to $3.0 million payable solely at the discretion of CCXI. At Closing, and based on this arrangement, a discretionary Capital Markets Advisory Fee of $0.7 million was paid.

(B)	Represents the reclassification of $308 thousand relating to Prepaid insurance to Prepaid expenses to conform to Agility’s presentation within its balance sheet.

(C)	Represents pro forma adjustments to Prepaid expenses to reflect the following (in thousands):

Represents the reclassification of Prepaid insurance to Prepaid expenses to conform to Agility’s presentation within its balance sheet.	$308
Reflects the reclassification of direct and incremental transaction costs for financial advisory, legal, accounting, and other fees related to the business combination from Prepaid expenses to additional paid-in capital.	(1,794)
Total	$(1,486)

(D)	Represents the reclassification of $143 thousand relating to Prepaid insurance — long-term to Other noncurrent assets to conform to Agility’s presentation within its balance sheet.

(E)	Represents pro forma adjustments to Marketable securities and cash held in Trust Accounts to reflect the following (in thousands):

Reflects the reclassification of Marketable securities and cash held in trust account to Cash and cash equivalents that became available for general use by the Post-Closing Company following the Closing. On the Closing date, the actual balance of cash in the trust account, including accumulated interest earned during the period prior to transfer, was $425.9 million prior to CCXI Class A Ordinary Shares redemptions.	$(159,048)
Reflects the redemption of 25,451,804 shares of CCXI Class A Ordinary Shares redeemed at a redemption price of $10.29 per share to redeem Churchill public stockholders.	(261,832)
Total	$(420,880)

(F)	Represents pro forma adjustments to Accrued expenses to reflect the following (in thousands):

Reflects the accrual of expected transaction costs for financial advisory, legal, accounting, and other fees related to the business combination	19,562
Reflects the payment of expected transaction costs for financial advisory, legal, accounting, and other fees related to the business combination	(15,015)
Total	$4,547

(G)	Reflects the removal of the liability recorded by CCXI in relation to CCXI’s Subscription Agreements pursuant to which CCXI has issued 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share, which were subsequently converted to Post-Closing Company common stock upon the Closing. Refer to Note N below.

(H)	Reflects the payment of Deferred underwriting fee payable, current of $1.5 million at Closing.

(I)	Reflects the payment of the deferred underwriting fee payable, non-current of approximately $14.5 million at Closing.

(J)	Reflects the conversion of Agility preferred stock into shares of Agility common stock and subsequently, of Agility common stock into shares of the Post-Closing Company common stock upon the Closing. Refer to Notes M and N for related considerations.

(K)	Represents pro forma adjustments to Marketable securities and cash held in Trust Accounts to reflect the following (in thousands):

Reflects the redemption of 25,451,804 shares of CCXI Class A Ordinary Shares redeemed at a redemption price of $10.29 per share to redeem Churchill public stockholders.	$(261,832)
Reflects the conversion of CCXI Class A Ordinary Shares Subject to Redemption, on a one-for-one basis to shares of the Post-Closing Company common stock. Refer to Notes M and N for related considerations.	(159,048)
Total	$(420,880)

(L)	Reflects the conversion of CCXI Class B Ordinary Shares, on a one-for-one basis, into CCXI Class A Ordinary Shares, and subsequently, CCXI Class A Ordinary Shares to shares of the Post-Closing Company common stock. Refer to Notes M and N for related considerations.

(M)	Represents pro forma adjustments to common stock to reflect the following (in thousands):

Reflects the conversion of CCXI Class A Ordinary Shares Subject to Redemption, on a one-for-one basis to shares of the Post-Closing Company common stock	$2
Reflects the conversion of CCXI Class B Ordinary Shares, on a one-for-one basis, into CCXI Class A Ordinary Shares, and subsequently, CCXI Class A Ordinary Shares to shares of the Post-Closing Company common stock upon the Closing.	1
Reflects the conversion of Agility preferred stock into shares of Agility common stock and subsequently, of Agility common stock into shares of the Post-Closing Company common stock upon the Closing.	15
Reflects the conversion of Agility’s Common stock to shares of the Post-Closing Company common stock upon the Closing.	3
Reflects the conversion of Agility’s SAFEs to 12,960,557 shares of the Post-Closing Company common stock upon Closing.	1
Reflects the issuance of 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share pursuant to the PIPE Subscription Agreements, and subsequently, the conversion of CCXI Class A Ordinary Shares into shares of the Post-Closing Company common stock upon the Closing.	2
Total	$24

(N)	Represents pro forma adjustments to additional paid-in capital to reflect the following (in thousands):

Reflects the elimination of CCXI’s historical accumulated deficit.	$(152,601)
Reflects the conversion of CCXI Class A Ordinary Shares Subject to Redemption, on a one-for-one basis to shares of the Post-Closing Company common stock.	159,046
Reflects the conversion of Agility preferred stock into shares of Agility common stock and subsequently, of Agility common stock into shares of the Post-Closing Company common stock upon the Closing.	400,761
Reflects the conversion of Agility’s Common stock to shares of the Post-Closing Company common stock upon the Closing.	(3)
Reflects the issuance of 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share pursuant to the PIPE Subscription Agreements, and subsequently, the conversion of CCXI Class A Ordinary Shares into shares of the Post-Closing Company common stock upon the Closing.	201,023
Reflects the conversion of CCXI unsecured convertible promissory notes to shares of the Post-Closing Company common stock upon the Closing.	2,250
Reflects direct and incremental transaction costs for financial advisory, legal, accounting, and other fees related to the business combination, inclusive of the reclassification of $1.8 million from prepaid expenses included in Note C above.	(15,662)
Reflects the removal of the liability recorded by CCXI in relation to CCXI’s Subscription Agreements pursuant to which CCXI has issued 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share, which were subsequently converted to Post-Closing Company common stock upon the Closing. Refer to Note G above.	137,772
Reflects the conversion of Agility’s SAFEs to 12,960,557 shares of the Post-Closing Company common stock upon Closing.	99,999
Total	$832,586

(O)	Represents pro forma adjustments to accumulated deficit to reflect the following (in thousands):

Reflects the elimination of CCXI’s historical accumulated deficit.	$152,601
Reflects the accrual of expected transaction costs for financial advisory, legal, accounting, and other fees related to the business combination.	(5,694)
Total	$146,907

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2026

(AA)	Reflects the total estimated remaining transaction costs of CCXI to be incurred and expensed as a part of the business combination. Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2026. This is a non-recurring item.

(BB)	Reflects elimination of the changes in fair values of CCXI’s Subscription Agreements pursuant to which CCXI has issued 20,102,500 shares of the CCXI Class A Ordinary Shares at $10.00 per share, which were subsequently converted to Post-Closing Company common stock upon the Closing.

(CC)	Represents the elimination of investment income related to the investments held in the CCXI trust account.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025

(AAA)	Reflects the total estimated remaining transaction costs of CCXI to be incurred and expensed as a part of the business combination. Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2025. This is a non-recurring item.

(BBB)	Represents the elimination of investment income related to the investments held in the CCXI trust account.

Nonrecurring Items

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 include certain amounts that will not recur beyond 12 months. Such amounts are as follows:

●	Acquisition related transaction expenses amounting to approximately $5.6 million which is reflected within general and administrative expenses in the accompanying unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025.

●	Agility’s share-based awards were historically liability classified and subject to mark-to-market adjustment each reporting period. Agility’s historical condensed combined statement of operations includes approximately $280.6 million and $34.3 million of share-based compensation expenses associated with the fair value adjustments and modification expenses as of June 30, 2026 and December 31, 2025, respectively.

Note 3. Loss per Share

Represents the net loss per share calculated using the historical weighted-average shares outstanding and the issuance of additional shares in connection with the business combination and related transactions, assuming the shares were outstanding since January 1, 2025. In the case of shares presented as being held by Agility stockholders, the tables below assumes that Agility preferred stock outstanding as of December 31, 2025 had converted to Agility common stock and that each such share of Agility common stock was exchanged for a number of shares equal to the assumed Exchange Ratio as of January 1, 2025. In the case of stock options presented in the table below showing potentially dilutive instruments, the table assumes that such stock options were exchanged applying the assumed Exchange Ratio as of January 1, 2025.

Net income loss per share was computed using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. Net losses are not allocated to these participating securities as there are no contractual obligations that require participation in the Post-Closing Company’s losses.

As the business combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

For the six months ended June 30, 2026:

(dollar in thousands except shares and per share data)
Pro forma net loss	$(407,727)
Shares used in computing net loss per share attributable to Post-Closing Company shareholders – basic and diluted	241,993,797
Pro forma net loss per share, basic and diluted	$(1.68)

Pro forma weighted-average shares calculation, basic and diluted:
Agility stockholders	191,418,101
Sponsor shares	14,525,000
CCXI public shareholders	15,948,196
PIPE Investors	20,102,500
241,993,797

For the year ended December 31, 2025:

(dollar in thousands except shares and per share data)
Pro forma net loss	$(143,949)
Shares used in computing net loss per share attributable to Post-Closing Company shareholders – basic and diluted	240,468,261
Pro forma net loss per share, basic and diluted	$(0.60)

Pro forma weighted-average shares calculation, basic and diluted:
Agility stockholders	189,892,565
Sponsor shares	14,525,000
CCXI public shareholders	15,948,196
PIPE Investors	20,102,500
240,468,261

The following outstanding shares of the Post-Closing Company common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect:

For the six months ended June 30, 2026:
Stock options	51,460,363
Public and Private Warrants	4,212,500
Class A Common Stock Warrants	26,560,579
82,233,442
For the year ended December 31, 2025:
Stock options	46,554,261
Public and Private Warrants	4,212,500
Class A Common Stock Warrants	26,560,579
77,327,340